UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2008 (January 1, 2008)
COMMUNITY FIRST, INC.
(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

501 South James M. Campbell Blvd.
Columbia, Tennessee	38401
(Address of principal executive offices)	(Zip Code)
(931) 380-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to 2005 Plan and Incentive Stock Option Agreement
     Effective January 1, 2008, the Board of Directors of Community First, Inc. (the “Company”) adopted an amendment to the Community First, Inc. 2005 Stock Incentive Plan (the “2005 Plan”) and an amended Form of Incentive Stock Option Agreement in order to allow for the “net-exercise” of options granted thereunder and, with respect to the 2005 Plan, to provide that equitable and proportionate adjustments may be made by the Compensation Committee of the Board of Directors to awards granted under the 2005 Plan upon the occurrence of certain unusual or nonrecurring events. Copies of the amendment to the 2005 Plan and Form of Incentive Stock Option Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
Option Grants to Named Executive Officers
     Effective January 1, 2008, the Compensation Committee of the Board of Directors of the Company granted options to purchase shares of the Company’s common stock pursuant to the terms of the 2005 Plan to the following named executive officers:

		Shares Subject to
Name	Title	Option Grant	Exercise Price
Marc R. Lively	President and Chief Executive Officer	6,500	$30.00
Dianne Scroggins	Chief Financial Officer	2,000	$30.00
Michael J. Saporito	Senior Vice President and Chief Operating Officer	3,000	$30.00
Carl B. Campbell	Senior Vice President and Chief Credit Officer	3,000	$30.00
Roger D. Stewart	Senior Vice President and Chief Loan Officer	3,000	$30.00
     Each of these options vest ratably over four years and have a 10-year term. The exercise price is based on the market price of the Company’s stock on the date of the grant, which is determined by the last known sale price of the Company’s common stock on the date of the grant.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

10.1	Amendment to the Community First, Inc. 2005 Stock Incentive Plan
10.2	Form of Incentive Stock Option Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.
By:	/s/ Marc R. Lively
Marc R. Lively
President and Chief Executive Officer

Date: January 4, 2008

EXHIBIT INDEX

10.1	Amendment to the Community First, Inc. 2005 Stock Incentive Plan
10.2	Form of Incentive Stock Option Agreement

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